CUSTODIAN AGREEMENT


         This Agreement is made as of May 16, 2003 by and between EVERGREEN MANAGED INCOME FUND a statutory trust organized and existing under the laws of Delaware (the "Fund"), and STATE STREET BANK and TRUST COMPANY, a Massachusetts trust company (the "Custodian"),

                                   WITNESSETH:

         WHEREAS, the Fund is authorized to issue shares of common stock or shares of beneficial interest in separate series ("Shares"), with each such series representing interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Fund intends that this Agreement be applicable to one (1) series, Evergreen Income Advantage Fund (such series together with any other series of the Fund made subject to this Agreement in accordance with Section
18.5 or any other series subsequently established by the Fund, and made subject to this Agreement in accordance with Section 18.5, be referred to herein as the "Portfolio(s)").

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:


SECTION 1.        EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT
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The Fund hereby employs the Custodian as a custodian of assets of the Portfolios, including securities which the Fund, on behalf of the applicable Portfolio, desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States ("foreign securities"). The Custodian shall not be responsible for any property of a Portfolio which is not received by it or which is delivered out in accordance with Proper Instructions (as such term is defined in Section 7 hereof) including, without limitation, Portfolio property (i) held by brokers, private bankers or other entities on behalf of the Portfolio (each a "Local Agent"), (ii) held by Special Sub-Custodians (as such term is defined in Section 5 hereof), (iii) held by entities which have advanced monies to or on behalf of the Portfolio and which have received Portfolio property as security for such advance(s) (each a "Pledgee"), or (iv) delivered or otherwise removed from the custody of the Custodian (a) in connection with any Free Trade (as such term is hereinafter defined) or (b) pursuant to Special Instructions (as such term is defined in Section 7 hereof). With respect to uncertificated shares (the "Underlying Shares") of registered "investment companies" (as defined in Section 3(a)(1) of the Investment Company Act of 1940, as amended (the "1940 Act")), whether in the same "group of investment companies" (as defined in Section 12(d)(1)(G)(ii) of the 1940 Act) or otherwise, including pursuant to Section 12(d)(1)(F) of the 1940 Act (hereinafter sometimes referred to as the "Underlying Portfolios") the holding of confirmation statements that identify the shares as being recorded in the Custodian's name on behalf of the Portfolios will be deemed custody for purposes hereof.

Upon receipt of Proper Instructions, the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Board of Trustees of the Fund (the "Board") on behalf of the applicable Portfolio(s), and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian may employ as sub-custodian for the Fund's foreign securities on behalf of the applicable Portfolio(s) the foreign banking institutions and foreign securities depositories designated in Schedules A and B hereto, but only in accordance with the applicable provisions of Sections 3 and 4 hereof.


SECTION 2. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS TO
           BE HELD IN THE UNITED STATES

         SECTION 2.1 HOLDING SECURITIES. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, to be held by it in the United States, including all domestic securities owned by such Portfolio other than (a) securities which are maintained pursuant to Section 2.8 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a "U.S. Securities System") and (b) Underlying Shares owned by the Fund which are maintained pursuant to Section 2.10 hereof in an account with State Street Bank and Trust Company or such other entity which may from time to time act as a transfer agent for the Underlying Portfolios and with respect to which the Custodian is provided with Proper Instructions (the "Underlying Transfer Agent").

         SECTION 2.2 DELIVERY OF SECURITIES. The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian, in a U.S. Securities System account of the Custodian or in an account at the Underlying Transfer Agent, only upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

          1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

         2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

         3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.8 hereof;

         4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

         5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

         6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.7 or into the name or nominee name of any sub-custodian appointed pursuant to
                  Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

         7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

         8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

         9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

         10) For delivery in connection with any loans of securities made by the Portfolio (a) against receipt of collateral as agreed from time to time by the Fund on behalf of the Portfolio, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral or (b) to the lending agent, or the lending agent's custodian, in accordance with written Proper Instructions (which may not provide for the receipt by the Custodian of collateral therefor) agreed upon from time to time by the Custodian and the Fund;

         11) For delivery as security in connection with any borrowing by the Fund on behalf of a Portfolio requiring a pledge of assets by the Fund on behalf of such Portfolio;

         12) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. (the "NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund on behalf of a Portfolio;

         13) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission (the "CFTC") and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund on behalf of a Portfolio;

         14) Upon the sale or other delivery of such investments (including, without limitation, to one or more (a) Special Sub-Custodians or (b) additional custodians appointed by the Fund, and communicated to the Custodian from time to time via a writing duly executed by an authorized officer of the Fund, for the purpose of engaging in repurchase agreement transactions(s), each a "Repo Custodian"), and prior to receipt of payment therefor, as set forth in written Proper Instructions (such delivery in advance of payment, along with payment in advance of delivery made in accordance with Section 2.6(7), as applicable, shall each be referred to herein as a "Free Trade"), provided that such Proper Instructions shall set forth (a) the securities of the Portfolio to be delivered and (b) the person(s) to whom delivery of such securities shall be made;

         15) Upon receipt of instructions from the Fund's transfer agent (the "Transfer Agent") for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund related to the Portfolio (the "Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption;

         16) In the case of a sale processed through the Underlying Transfer Agent or Underlying Shares, in accordance with
                  Section 2.10 hereof; and

         17) For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio specifying (a) the securities of the Portfolio to be delivered and (b) the person(s) to whom delivery of such securities shall be made.

         SECTION 2.3 REGISTRATION OF SECURITIES. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered management investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.7 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Agreement shall be in "street name" or other good delivery form. If, however, the Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

         SECTION 2.4 BANK ACCOUNTS. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act. Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

         SECTION 2.5 COLLECTION OF INCOME. Except with respect to Portfolio property released and delivered pursuant to Section 2.2(14) or purchased pursuant to Section 2.6(7), and subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

         SECTION 2.6 PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

         1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.8 hereof; (c) in the case of a purchase of Underlying Shares, in accordance with the conditions set forth in Section 2.10 hereof; (d) in the case of repurchase agreements entered into between the Fund on behalf of the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio; or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined herein;

         2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

          3)   For the redemption or repurchase of Shares issued as set forth in
               Section 6 hereof;

         4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

         5) For the payment of any dividends on Shares declared pursuant to the Fund's articles of incorporation or organization and by-laws or agreement or declaration of trust, as applicable, and Prospectus (collectively, the "Governing Documents");

         6) For payment of the amount of dividends received in respect of securities sold short;

         7) Upon the purchase of domestic investments including, without limitation, repurchase agreement transactions involving delivery of Portfolio monies to Repo Custodian(s), and prior to receipt of such investments, as set forth in written Proper Instructions (such payment in advance of delivery, along with delivery in advance of payment made in accordance with Section 2.2(14), as applicable, shall each be referred to herein as a "Free Trade"), provided that such Proper Instructions shall also set forth (a) the amount of such payment and (b) the person(s) to whom such payment is made; and

         8) For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the Portfolio specifying (a) the amount of such payment and (b) the person(s) to whom such payment is to be made.

         SECTION 2.7 APPOINTMENT OF AGENTS. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder. The Underlying Transfer Agent shall not be deemed an agent or subcustodian of the Custodian for purposes of this Section 2.7 or any other provision of this Agreement.

         SECTION 2.8 DEPOSIT OF FUND ASSETS IN U.S. SECURITIES SYSTEMS. The Custodian may deposit and/or maintain securities owned by a Portfolio in a U.S. Securities System subject to the following provisions:

         1) The Custodian may keep securities of the Portfolio in a U.S. Securities System provided that such securities are represented in an account of the Custodian in the U.S. Securities System (the "U.S. Securities System Account") which account shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

         2) The records of the Custodian with respect to securities of the Portfolio which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Portfolio;

         3) The Custodian shall pay for securities purchased for the account of the Portfolio upon (a) receipt of advice from the U.S. Securities System that such securities have been transferred to the U.S. Securities System Account and (b) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the U.S. Securities System Account and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio. Copies of all advices from the U.S. Securities System of transfers of securities for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the U.S. Securities System for the account of the Portfolio;

         4) The Custodian shall provide the Fund with any report obtained by the Custodian on the U.S. Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System; and

         5) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Fund for the benefit of the Portfolio for any loss or damage to the Portfolio resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Portfolio has not been made whole for any such loss or damage.

         SECTION 2.9 SEGREGATED ACCOUNT. The Custodian shall upon receipt of Proper Instructions on behalf of each applicable Portfolio, establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.8 hereof, (a) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio,
(b) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (c) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the U.S. Securities and Exchange Commission (the "SEC"), or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered management investment companies, and (d) for any other purpose in accordance with Proper Instructions.

         SECTION 2.10 DEPOSIT OF FUND ASSETS WITH THE UNDERLYING TRANSFER AGENT. Underlying Shares shall be deposited and/or maintained in an account or accounts maintained with the Underlying Transfer Agent. The Underlying Transfer Agent shall be deemed to be acting as if it is a "securities depository" for purposes of Rule 17f-4 under the 1940 Act. The Fund hereby directs the Custodian to deposit and/or maintain such securities with the Underlying Transfer Agent, subject to the following provisions:

                  1) The Custodian shall keep Underlying Shares owned by a Portfolio with the Underlying Transfer Agent provided that such securities are maintained in an account or accounts on the books and records of the Underlying Transfer Agent in the name of the Custodian as custodian for the Portfolio.

                  2) The records of the Custodian with respect to Underlying Shares which are maintained with the Underlying Transfer Agent shall identify by book-entry those Underlying Shares belonging to each Portfolio;

                  3) The Custodian shall pay for Underlying Shares purchased for the account of a Portfolio upon (a) receipt of advice from the Portfolio's investment adviser that such Underlying Shares have been purchased and will be transferred to the account of the Custodian, on behalf of the Portfolio, on the books and records of the Underlying Transfer Agent and (b) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian shall receive confirmation from the Underlying Transfer Agent of the purchase of such securities and the transfer of such securities to the Custodian's account with the Underlying Transfer Agent only after such payment is made. The Custodian shall transfer Underlying Shares redeemed for the account of a Portfolio (i) upon receipt of an advice from the Portfolio's investment adviser that such securities have been redeemed and that payment for such securities will be transferred to the Custodian and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio. The Custodian will receive confirmation from the Underlying Transfer Agent of the redemption of such securities and payment therefor only after such securities are redeemed. Copies of all advices from the Portfolio's investment adviser of purchases and sales of Underlying Shares for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian, and be provided to the Portfolio's investment adviser at its request; and

                  4) The Custodian shall be not be liable to the Fund or any Portfolio for any loss or damage to the Fund or any Portfolio resulting from maintenance of Underlying Shares with Underlying Transfer Agent except for losses resulting directly from the negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees.

         SECTION 2.11 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

         SECTION 2.12 PROXIES. Except with respect to Portfolio property released and delivered pursuant to Section 2.2(14), or purchased pursuant to
Section 2.6(7), the Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

         SECTION 2.13 COMMUNICATIONS RELATING TO PORTFOLIO SECURITIES. Except with respect to Portfolio property released and delivered pursuant to Section 2.2(14), or purchased pursuant to Section 2.6(7), and subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Fund on behalf of the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.


SECTION 3.        PROVISIONS RELATING TO RULES 17F-5 AND 17F-7

     SECTION  3.1.   DEFINITIONS.   As  used  throughout  this  Agreement,   the
capitalized terms set forth below shall have the indicated meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC, or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

"Rule 17f-5" means Rule 17f-5 promulgated under the 1940 Act.

"Rule 17f-7" means Rule 17f-7 promulgated under the 1940 Act.

         SECTION 3.2.      THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.
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                  3.2.1 DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Fund, by resolution adopted by the Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this
Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

                  3.2.2 COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Agreement, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with
Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the applicable Portfolio(s), of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of such Portfolio(s) responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Agreement by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of such Portfolio to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager with respect to such Portfolio with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

                  3.2.3    SCOPE OF DELEGATED RESPONSIBILITIES:

         (a) SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

         (b) CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

         (c) MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

                  3.2.4 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

                  3.2.5 REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

                  3.2.6 STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

                  3.2.7 REPRESENTATIONS WITH RESPECT TO RULE 17F-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Portfolios.

                  3.2.8 EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

         SECTION 3.3       ELIGIBLE SECURITIES DEPOSITORIES.

                  3.3.1 ANALYSIS AND MONITORING. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

                  3.3.2 STANDARD OF CARE. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in
Section 3.3.1.


SECTION 4. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS TO
           BE HELD OUTSIDE THE UNITED STATES

     SECTION 4.1 DEFINITIONS. As used throughout this Agreement, the capitalized terms set forth below shall have the indicated meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

         SECTION 4.2. HOLDING SECURITIES. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

         SECTION 4.3. FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

         SECTION 4.4.      TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

                  4.4.1. DELIVERY OF FOREIGN ASSETS. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         (i) Upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

         (ii) In connection with any repurchase agreement related to foreign securities;

         (iii) To the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

         (iv) To the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

         (v) To the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

         (vi) To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case, the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such foreign securities prior to receiving payment for such foreign securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

         (vii) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

         (viii) In the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

         (ix) For delivery as security in connection with any borrowing by the Fund on behalf of a Portfolio requiring a pledge of assets by the Fund on behalf of such Portfolio;

(x) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (xi) Upon the sale or other delivery of such foreign securities (including, without limitation, to one or more Special Sub-Custodians or Repo Custodians) as a Free Trade, provided that applicable Proper Instructions shall set forth (A) the foreign securities to be delivered and (B) the person(s) to whom delivery shall be made;

         (xii)    In connection with the lending of foreign securities; and

         (xiii) For any other purpose, but only upon receipt of Proper Instructions specifying (A) the foreign securities to be delivered and (B) the person or persons to whom delivery of such securities shall be made.

                 4.4.2. PAYMENT OF PORTFOLIO MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

         (i) Upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

         (ii) In connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

         (iii) For the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

         (iv) For the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

(v) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (vi) Upon the purchase of foreign investments including, without limitation, repurchase agreement transactions involving delivery of Portfolio monies to Repo Custodian(s), as a Free Trade, provided that applicable Proper Instructions shall set forth (A) the amount of such payment and (B) the person(s) to whom payment shall be made;

         (vii) For payment of part or all of the dividends received in respect of securities sold short;

         (viii) In connection with the borrowing or lending of foreign securities; and

         (ix) For any other purpose, but only upon receipt of Proper Instructions specifying (A) the amount of such payment and (B) the person(s) to whom such payment is to be made.

                  4.4.3. MARKET CONDITIONS. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

         SECTION 4.5. REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

         SECTION 4.6 BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

         SECTION 4.7. COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

         SECTION 4.8 SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Section 4, the Custodian shall use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

         SECTION 4.9. COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

         SECTION 4.10. LIABILITY OF FOREIGN SUB-CUSTODIANS. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

         SECTION 4.11 TAX LAW. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

         SECTION 4.12. LIABILITY OF CUSTODIAN. The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in this Agreement and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.


SECTION 5.        SPECIAL SUB-CUSTODIANS

Upon receipt of Special Instructions (as such term is defined in Section 7 hereof), the Custodian shall, on behalf of one or more Portfolios, appoint one or more banks, trust companies or other entities designated in such Special Instructions to act as a sub-custodian for the purposes of effecting such transaction as may be designated by a Fund in Special Instructions. Each such designated sub-custodian is referred to herein as a "Special Sub-Custodian." Each such duly appointed Special Sub-Custodian shall be listed on Schedule D hereto, as it may be amended from time to time by the Fund, with the acknowledgment of the Custodian. In connection with the appointment of any Special Sub-Custodian, and in accordance with Special Instructions, the Custodian shall enter into a sub-custodian agreement with the Fund and the Special Sub-Custodian in form and substance approved by the Fund, provided that such agreement shall in all events comply with the provisions of the 1940 Act and the rules and regulations thereunder and the terms and provisions of this Agreement.


SECTION 6.        PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES
                  ----------------------------------------------------------

The Custodian shall receive from the distributor of the Shares or from the Transfer Agent and deposit into the account of the appropriate Portfolio such payments as are received for Shares thereof issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

From such funds as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.


SECTION 7.        PROPER INSTRUCTIONS AND SPECIAL INSTRUCTIONS

"Proper Instructions," as such term is used throughout this Agreement, means a writing signed or initialed by one or more person or persons as the Board shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved; the Fund shall cause all oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Fund and the Custodian agree to security procedures including, but not limited to, the security procedures selected by the Fund via the form of Funds Transfer Addendum hereto. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.9 hereof.

"Special Instructions," as such term is used throughout this Agreement, means Proper Instructions countersigned or confirmed in writing by the Treasurer or any Assistant Treasurer of the Fund or any other person designated in writing by the Treasurer of the Fund, which countersignature or confirmation shall be (a) included on the same instrument containing the Proper Instructions or on a separate instrument clearly relating thereto and (b) delivered by hand, by facsimile transmission, or in such other manner as the Fund and the Custodian agree in writing.

Concurrently with the execution of this Agreement, and from time to time thereafter, as appropriate, the Fund shall deliver to the Custodian, duly certified by the Fund's Treasurer or Assistant Treasurer, a certificate setting forth: (i) the names, titles, signatures and scope of authority of all persons authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Fund and (ii) the names, titles and signatures of those persons authorized to give Special Instructions. Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Custodian of a similar certificate to the contrary.


SECTION 8.        EVIDENCE OF AUTHORITY

The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a copy of a resolution certified by the Secretary or an Assistant Secretary of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the Board as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.


SECTION 9.        ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY

The Custodian may in its discretion, without express authority from the Fund on behalf of each applicable Portfolio:

         1) Make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement; provided that all such payments shall be accounted for to the Fund on behalf of the Portfolio;

         2) Surrender securities in temporary form for securities in definitive form;

         3) Endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

         4) In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board.


SECTION 10. DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND CALCULATION OF NET ASSET VALUE AND NET INCOME

The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board to keep the books of account of each Portfolio and/or compute the net asset value per Share of the outstanding Shares or, if directed in writing to do so by the Fund on behalf of a Portfolio, shall itself keep such books of account and/or compute such net asset value per Share. If so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the Prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The Fund acknowledges and agrees that, with respect to investments maintained with the Underlying Transfer Agent, the Underlying Transfer Agent is the sole source of information on the number of shares of a fund held by it on behalf of a Portfolio and that the Custodian has the right to rely on holdings information furnished by the Underlying Transfer Agent to the Custodian in performing its duties under this Agreement, including without limitation, the duties set forth in this Section 10 and in Section 11 hereof; provided, however, that the Custodian shall be obligated to reconcile information as to purchases and sales of Underlying Shares contained in trade instructions and confirmations received by the Custodian and to report promptly any discrepancies to the Underlying Transfer Agent. The calculations of the net asset value per Share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Prospectus. The Fund acknowledges that, in keeping the books of account of the Portfolio and/or making the calculations described herein with respect to Portfolio property released and delivered pursuant to Section 2.2(14), or purchased pursuant to Section 2.6(7) hereof, the Custodian is authorized and instructed to rely upon information provided to it by the Fund, the Fund's counterparty(ies), or the agents of either of them.


SECTION 11.       RECORDS

The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the SEC. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations. The Fund acknowledges that, in creating and maintaining the records as set forth herein with respect to Portfolio property released and delivered pursuant to Section 2.2(14), or purchased pursuant to Section 2.6(7) hereof, the Custodian is authorized and instructed to rely upon information provided to it by the Fund, the Fund's counterparty(ies), or the agents of either of them.


SECTION 12.       OPINION OF FUND'S INDEPENDENT ACCOUNTANT

The Custodian shall take all reasonable action, as the Fund with respect to a Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-2, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.


SECTION 13.       REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS

The Custodian shall provide the Fund, on behalf of each of the Portfolios at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities System, relating to the services provided by the Custodian under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.


SECTION 14.       COMPENSATION OF CUSTODIAN

The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund on behalf of each applicable Portfolio and the Custodian.


SECTION 15.       RESPONSIBILITY OF CUSTODIAN

So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence, including, without limitation, acting in accordance with any Proper Instruction. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall be without liability to the Fund and the Portfolios for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk (as defined in Section 3 hereof), including without limitation nationalization, expropriation, currency restrictions, or acts of war, revolution, riots or terrorism.

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts; (ii) errors by the Fund or its duly authorized investment manager or investment adviser in their instructions to the Custodian provided such instructions have been in accordance with this Agreement; (iii) the insolvency of or acts or omissions by a Securities System; (iv) any act or omission of a Special Sub-Custodian including, without limitation, reliance on reports prepared by a Special Sub-Custodian; (v) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (vi) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Fund, the Custodian's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vii) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (viii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian (as such term is defined in Section 4 hereof) to the same extent as set forth with respect to sub-custodians generally in this Agreement.

If the Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, the Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

If the Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.

Except as may arise from the Custodian's own negligence or willful misconduct, the Fund shall indemnify and hold the Custodian harmless from and against any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities which may be asserted against the Custodian (a) acting in accordance with any Proper Instruction or Special Instruction including, without limitation, any Proper Instruction with respect to Free Trades including, but not limited to, cost, expense, loss, damage, liability, tax, charge, assessment or claim resulting from (i) the failure of the Fund to receive income with respect to purchased investments, (ii) the failure of the Fund to recover amounts invested on maturity of purchased investments, (iii) the failure of the Custodian to respond to or be aware of notices or other corporate communications with respect to purchased investments, or (iv) the Custodian's reliance upon information provided by the Fund, the Fund's counterparty(ies) or the agents of either of them with respect to Fund property released, delivered or purchased pursuant to either of Section 2.2(14) or Section 2.6(7) hereof; (b) for the acts or omissions of any Special Sub-Custodian; or (c) for the acts or omissions of any Local Agent or Pledgee.

In no event shall the Custodian be liable for indirect, special or consequential damages.


SECTION 16.       EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, however, that the Fund shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of the Fund's Governing Documents, and further provided, that the Fund on behalf of one or more of the Portfolios may at any time by action of its Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

Upon termination of the Agreement, the Fund on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

SECTION 17.       SUCCESSOR CUSTODIAN

If a successor custodian for one or more Portfolios shall be appointed by the Board, the Custodian shall, upon termination and receipt of Proper Instructions, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System or at the Underlying Transfer Agent.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of Proper Instructions, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such resolution.

In the event that no Proper Instructions designating a successor custodian or alternative arrangements shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of each applicable Portfolio, and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System or at the Underlying Transfer Agent. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to provide Proper Instructions as aforesaid, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.


SECTION 18.  GENERAL

         SECTION 18.1 MASSACHUSETTS LAW TO APPLY. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

         SECTION 18.2 PRIOR AGREEMENTS. This Agreement supersedes and terminates, as of the date hereof, all prior Agreements between the Fund on behalf of each of the Portfolios and the Custodian relating to the custody of the Fund's assets.

         SECTION 18.3 ASSIGNMENT. This Agreement may not be assigned by either party without the written consent of the other.

         SECTION 18.4 INTERPRETIVE AND ADDITIONAL PROVISIONS. In connection with the operation of this Agreement, the Custodian and the Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Fund's Governing Documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

         SECTION 18.5 ADDITIONAL FUNDS. In the event that the Fund establishes one or more series of Shares in addition to Evergreen Income Advantage Fund with respect to which it desires to have the Custodian render services as custodian under the terms hereof or otherwise desires the Custodian to render services as custodian under the terms hereof to any other of its present series, if any, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

         SECTION 18.6 NOTICES. Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To the Fund:       EVERGREEN MANAGED INCOME FUND
                   c/o Evergreen Investment Management Company - Legal Division
                   200 Berkeley Street, MA9000
                   Boston, MA  02116-9000
                   Attention: Michael H. Koonce, Secretary
                   Telephone:  617-210-3663
                   Telecopy: 617-210-3468

To the Custodian:  STATE STREET BANK AND TRUST COMPANY
                   Lafayette Corporate Center
                   2 Avenue de Lafayette, LCC/3SW
                   Boston, MA  02111-1724
                   Attention:  William E. Monaghan, II, Vice President
                   Telephone: 617-662-2401
                   Telecopy: 617-662-2198

Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

         SECTION 18.7 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement.

         SECTION 18.8 SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

         SECTION 18.9 REPRODUCTION OF DOCUMENTS. This Agreement and all schedules, addenda, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         SECTION 18.10 REMOTE ACCESS SERVICES ADDENDUM. The Custodian and the Fund agree to be bound by the terms of the Remote Access Services Addendum hereto.

         SECTION 18.11 SHAREHOLDER COMMUNICATIONS ELECTION. SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Custodian "no," the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES [ ] The Custodian is authorized to release the Fund's name, address, and share positions.

NO [X] The Custodian is not authorized to release the Fund's name, address, and share positions.

                                 SIGNATURE PAGE


IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the date first above-written.

FUND SIGNATURE ATTESTED TO BY:              EVERGREEN MANAGED INCOME FUND



_______________________                     By:____________________________
Name:                                                Name:
Title:                                                        Title:



SIGNATURE ATTESTED TO BY:                   STATE STREET BANK AND TRUST COMPANY



____________________                        By:________________________________
Stephanie L. Poster                            Joseph L. Hooley
Vice President                                 Executive Vice President

                                   STATE STREET                      SCHEDULE A

                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS




Country                    Subcustodian

Argentina                  Citibank, N.A.


Australia                  Westpac Banking Corporation


Austria                    Erste Bank der Osterreichischen Sparkassen AG


Bahrain                    HSBC Bank Middle East
                           (as delegate of the Hongkong and Shanghai Banking
                            Corporation Limited)


Bangladesh                 Standard Chartered Bank


Belgium                    Fortis Bank nv-sa


Benin                      via Societe Generale de Banques en Cote d'Ivoire,
                           Abidjan, Ivory Coast


Bermuda                    The Bank of Bermuda Limited


Bolivia                    Citibank, N. A.


Botswana                   Barclays Bank of Botswana Limited


Brazil                     Citibank, N.A.


Bulgaria                   ING Bank N.V.


Burkina Faso               via Societe Generale de Banques en Cote d'Ivoire,
                           Abidjan, Ivory Coast


Canada                     State Street Trust Company Canada


Cayman Islands             Bank of Nova Scotia Trust Company (Cayman) Ltd.


Chile                      BankBoston, N.A.


People's Republic          The Hongkong and Shanghai Banking Corporation
of China                   Limited,
                           Shanghai and Shenzhen branches



Colombia                   Cititrust Colombia S.A. Sociedad Fiduciaria


Costa Rica                 Banco BCT S.A.


Croatia                    Privredna Banka Zagreb d.d


Cyprus                     Cyprus Popular Bank Ltd.


Czech Republic             Ceskoslovenska Obchodni Banka, A.S.


Denmark                    Danske Bank A/S


Ecuador                    Citibank, N.A.


Egypt                      HSBC Bank Egypt S.A.E.
                           (as delegate of The Hongkong and Shanghai Banking
                            Corporation Limited)


Estonia                    Hansabank


Finland                    Nordea Bank Finland Plc.


France                     BNP Paribas Securities Services, S.A.


Germany                    Deutsche Bank AG

                           Dresdner Bank AG


Ghana                      Barclays Bank of Ghana Limited


Greece                     National Bank of Greece S.A.


Guinea-Bissau              via Societe Generale de Banques en Cote d'Ivoire,
                           Abidjan, Ivory Coast


Hong Kong                  Standard Chartered Bank


Hungary                    HVB Bank Hungary Rt.


Iceland                    Icebank Ltd.


India                      Deutsche Bank AG

                           The Hongkong and Shanghai Banking Corporation Limited


Indonesia                  Standard Chartered Bank


Ireland                    Bank of Ireland


Israel                     Bank Hapoalim B.M.


Italy                      BNP Paribas Securities Services, S.A.


Ivory Coast                Societe Generale de Banques en Cote d'Ivoire


Jamaica                    Scotiabank Jamaica Trust and Merchant Bank Ltd.


Japan                      Mizuho Corporate Bank Ltd.

                           Sumitomo Mitsui Banking Corporation


Jordan                     HSBC Bank Middle East
                           (as delegate of the Hongkong and Shanghai Banking
                            Corporation Limited)


Kazakhstan                 HSBC Bank Kazakhstan
                           (as delegate of the Hongkong and Shanghai Banking
                            Corporation Limited)


Kenya                      Barclays Bank of Kenya Limited


Republic of Korea          Deutsche Bank AG

                           The Hongkong and Shanghai Banking Corporation Limited


Latvia                     A/s Hansabanka

Lebanon                    HSBC Bank Middle East
                           (as delegate of The Hongkong and Shanghai Banking
                            Corporation Limited)


Lithuania                  Vilniaus Bankas AB


Malaysia                   Standard Chartered Bank Malaysia Berhad


Mali                       via Societe Generale de Banques en Cote d'Ivoire,
                           Abidjan, Ivory Coast


Mauritius                  The Hongkong and Shanghai Banking Corporation Limited


Mexico                     Banco Nacional de Mexico S.A.


Morocco                    Banque Commerciale du Maroc


Namibia                    Standard Bank Namibia Limited


Netherlands                KAS BANK N.V.


New Zealand                Westpac Banking Corporation


Niger                      via Societe Generale de Banques en Cote d'Ivoire,
                           Abidjan, Ivory Coast


Nigeria                    Stanbic Bank Nigeria Limited


Norway                     Nordea Bank Norge ASA


Oman                       HSBC Bank Middle East
                           (as delegate of The Hongkong and Shanghai Banking
                            Corporation Limited)


Pakistan                   Deutsche Bank AG


Palestine                  HSBC Bank Middle East
                           (as delegate of The Hongkong and Shanghai Banking
                            Corporation Limited)

Panama                     BankBoston, N.A.


Peru                       Citibank, N.A.


Philippines                Standard Chartered Bank


Poland                     Bank Handlowy w Warszawie S.A.


Portugal                   Banco Comercial Portugues S.A.


Puerto Rico                Citibank N.A.


Qatar                      HSBC Bank Middle East
                           (as delegate of The Hongkong and Shanghai Banking
                            Corporation Limited)


Romania                    ING Bank N.V.


Russia                     ING Bank (Eurasia) ZAO, Moscow


Senegal                    via Societe Generale de Banques en Cote d'Ivoire,
                           Abidjan, Ivory Coast


Singapore                  The Development Bank of Singapore Limited


Slovak Republic            Ceskoslovenska Obchodni Banka, A.S., pobocka
                           zahranicnej banky v SR


Slovenia                   Bank Austria Creditanstalt d.d. - Ljubljana


South Africa               Nedcor Bank Limited

                           Standard Bank of South Africa Limited


Spain                      Banco Santander Central Hispano S.A.


Sri Lanka                  The Hongkong and Shanghai Banking Corporation Limited


Swaziland                  Standard Bank Swaziland Limited


Sweden                     Skandinaviska Enskilda Banken AB


Switzerland                UBS AG


Taiwan - R.O.C.            Central Trust of China


Thailand                   Standard Chartered Bank


Togo                       via Societe Generale de Banques en Cote d'Ivoire,
                           Abidjan, Ivory Coast


Trinidad & Tobago          Republic Bank Limited


Tunisia                    Banque Internationale Arabe de Tunisie


Turkey                     Citibank, N.A.


Uganda                     Barclays Bank of Uganda Limited


Ukraine                    ING Bank Ukraine


United Arab Emirates       HSBC Bank Middle East
                           (as delegate of The Hongkong and Shanghai Banking
                            Corporation Limited)

United Kingdom             State Street Bank and Trust Company,  London Branch


Uruguay                    BankBoston, N.A.


Venezuela                  Citibank, N.A.


Vietnam                    The Hongkong and Shanghai Banking Corporation Limited


Zambia                     Barclays Bank of Zambia Limited


Zimbabwe                   Barclays Bank of Zimbabwe Limited

                             STATE STREET                            SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS




        Country                                   Depositories

         Argentina                          Caja de Valores S.A.


         Australia                          Austraclear Limited


         Austria                            Oesterreichische Kontrollbank AG
                                            (Wertpapiersammelbank Division)


         Bahrain Clearing, Settlement, and Depository System of the Bahrain Stock Exchange


         Belgium Caisse Interprofessionnelle de Depots et de Virements de Titres, S.A.

                                            Banque Nationale de Belgique


         Benin                              Depositaire Central - Banque de
                                            Reglement


         Bermuda                            Bermuda Securities Depository


         Brazil Central de Custodia e de Liquidacao Financeira de Titulos Privados (CETIP)

                                            Companhia Brasileira de Liquidacao
                                             e Custodia

                                            Sistema Especial de Liquidacao e de
                                             Custodia (SELIC)


         Bulgaria                           Bulgarian National Bank

                                            Central Depository AD


         Burkina Faso                       Depositaire Central - Banque de
                                             Reglement


         Canada                             The Canadian Depository for
                                             Securities Limited


         Chile                              Deposito Central de Valores S.A.


         People's Republic                  China Securities Depository and
                                            Clearing Corporation Limited
         of China                           Shanghai Branch

                                            China Securities Depository and
                                            Clearing Corporation Limited
                                            Shenzhen Branch


         Colombia                           Deposito Central de Valores

                                            Deposito Centralizado de Valores
                                             de Colombia S..A. (DECEVAL)


         Costa Rica                         Central de Valores S.A.


         Croatia                            Ministry of Finance

                                            Sredisnja Depozitarna Agencija d.d.


         Cyprus                             Central Depository and Central
                                             Registry


         Czech Republic                     Czech National Bank

                                            Stredisko cennych papiru - Ceska
                                             republika


         Denmark                            Vaerdipapircentralen (Danish
                                             Securities Center)


         Egypt                              Misr for Clearing, Settlement, and
                                             Depository S.A.E.


         Estonia                            Eesti Vaartpaberikeskus


         Finland                            Suomen Arvopaperikeskus


         France                             Euroclear France


         Germany                            Clearstream Banking AG, Frankfurt


         Greece                             Apothetirion Titlon AE - Central
                                             Securities Depository

                                            Bank of Greece,
                                            System for Monitoring Transactions
                                            in Securities in Book-Entry Form


         Guinea-Bissau                      Depositaire Central - Banque de
                                             Reglement


         Hong Kong                          Central Moneymarkets Unit

                                            Hong Kong Securities Clearing
                                             Company Limited


         Hungary                            Kozponti Elszamolohaz es Ertektar
                                            (Budapest) Rt. (KELER)


         Iceland                            Iceland Securities Depository
                                             Limited


         India                              Central Depository Services India
                                             Limited

                                            National Securities Depository
                                             Limited

                                            Reserve Bank of India


         Indonesia                          Bank Indonesia

                                            PT Kustodian Sentral Efek Indonesia


         Israel                             Tel Aviv Stock Exchange Clearing
                                             House Ltd. (TASE Clearinghouse)


         Italy                              Monte Titoli S.p.A.


         Ivory Coast                        Depositaire Central - Banque de
                                             Reglement


         Jamaica                            Jamaica Central Securities
                                             Depository


         Japan                              Bank of Japan  - Net System

                                            Japan Securities Depository Center
                                             (JASDEC) Incorporated



         Kazakhstan                         Central Depository of Securities


         Kenya                              Central Bank of Kenya


         Republic of Korea                  Korea Securities Depository


         Latvia                             Latvian Central Depository


         Lebanon                            Banque du Liban

                                            Custodian and Clearing Center of
                                            Financial Instruments for
                                            Lebanon and the Middle East
                                            (Midclear) S.A.L.



         Lithuania                          Central Securities Depository of
                                            Lithuania


         Malaysia                           Bank Negara Malaysia

                                            Malaysian Central Depository Sdn.
                                            Bhd.


         Mali                               Depositaire Central - Banque de
                                            Reglement


         Mauritius                          Bank of Mauritius

                                            Central Depository and Settlement
                                             Co. Ltd.


         Mexico                             S.D. Indeval, S.A. de C.V.


         Morocco                            Maroclear


         Netherlands                        Euroclear Nederlands


         New Zealand                        New Zealand Central Securities
                                            Depository Limited


         Niger                              Depositaire Central - Banque de
                                             Reglement


         Nigeria                            Central Securities Clearing System
                                             Limited


         Norway                             Verdipapirsentralen (Norwegian
                                             Central Securities Depository)


         Oman                               Muscat Depository & Securities
                                             Registration Company, SAOC


         Pakistan                           Central Depository Company of
                                             Pakistan Limited

                                            State Bank of Pakistan


         Palestine                          Clearing Depository and Settlement,
                                             a department of the Palestine Stock
                                             Exchange


         Panama                             Central Latinoamericana de Valores,
                                             S.A. (LatinClear)


         Peru                               Caja de Valores y Liquidaciones,
                                             Institucion de Compensacion y
                                             Liquidacion de Valores S.A


         Philippines                        Philippine Central Depository, Inc.

                                            Registry of Scripless Securities
                                            (ROSS) of the Bureau of Treasury


         Poland                             Central Treasury Bills Registrar

                                            Krajowy Depozyt Papierow
                                             Wartosciowych S.A.
                                            (National Depository of Securities)


         Portugal                           INTERBOLSA - Sociedade Gestora de
                                             Sistemas de Liquidacao e de
                                             Sistemas Centralizados de Valores
                                             Mobiliarios, S.A.


         Qatar                              Central Clearing and Registration
                                             (CCR), a department of the Doha
                                             Securities Market


         Romania                            Bucharest Stock Exchange Registry
                                             Division

                                            National Bank of Romania

                                            National Securities Clearing,
                                             Settlement and Depository Company


         Russia                             Vneshtorgbank, Bank for Foreign
                                             Trade of the Russian Federation


         Senegal                            Depositaire Central - Banque de
                                             Reglement


         Singapore                          The Central Depository (Pte) Limited

                                            Monetary Authority of Singapore


         Slovak Republic                    National Bank of Slovakia

                                            Stredisko cennych papierov SR, a.s.


         Slovenia                           KDD - Centralna klirinsko depotna
                                             druzba d.d.


         South Africa                       The Central Depository Limited

                                            Share Transactions Totally
                                             Electronic (STRATE) Ltd.


         Spain                              Banco de Espana

                                            Servicio de Compensacion y
                                             Liquidacion de Valores, S.A.



         Sri Lanka                          Central Depository System (Pvt)
                                             Limited


         Sweden                             Vardepapperscentralen  VPC AB
                                             (Swedish Central Securities
                                              Depository)


         Switzerland                        SegaIntersettle AG (SIS)


         Taiwan - R.O.C.                    Taiwan Securities Central Depository
                                             Company Limited


         Thailand                           Bank of Thailand

                                            Thailand Securities Depository
                                             Company Limited


         Togo                               Depositaire Central - Banque de
                                             Reglement


         Trinidad and Tobago                Trinidad and Tobago Central Bank


         Tunisia                            Societe Tunisienne
                                             Interprofessionelle pour la
                                             Compensation et de Depots des
                                             Valeurs Mobilieres (STICODEVAM)


         Turkey                             Central Bank of Turkey

                                            Takas ve Saklama Bankasi A.S.
                                             (TAKASBANK)


         Uganda                             Bank of Uganda


         Ukraine                            Mizhregionalny Fondovy Souz

                                            National Bank of Ukraine


         United Arab Emirates               Clearing and Depository System,
                                             a department of theDubai Financial
                                             Market


         Venezuela                          Banco Central de Venezuela


         Vietnam                            Securities Registration, Clearing
                                             and Settlement, Depository
                                             Department of the Securities
                                             Trading Center


         Zambia                             Bank of Zambia

                                            LuSE Central Shares Depository
                                             Limited




        TRANSNATIONAL

         Euroclear

         Clearstream Banking AG

                                   SCHEDULE C

                               MARKET INFORMATION

Publication/Type of Information                      Brief Description
(scheduled frequency)


The Guide to Custody in World Markets      An overview of settlement and
(hardcopy annually and regular             safekeeping procedures,
for the website updates)                   custody practices and foreign
                                           investor considerations for the
                                           markets in which State Street
                                           offers custodial services.

Global Custody Network Review
(annually)

     Information relating to Foreign  Sub-Custodians in
     State Street's   Global Custody Network.  The Review stands as an
     integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State Street's market expansion and Foreign Sub-Custodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Sub-Custodian banks.

Securities  Depository  Review
(annually)

     Custody risk analyses of the Foreign  Securities
     Depositories presently operating in Network markets. This publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational obligations created by SEC Rule 17f-7.

Global Legal  Survey
(annually)

     With  respect to each market in which State  Street  offers
     custodial    services,  opinions  relating  to whether  local law
     restricts (i) access of a fund's independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) a fund's ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii) a fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian  Agreements
(annually)

     Copies of the contracts that State Street has entered into with each Foreign Sub-Custodian that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.

Global Market Bulletin
(daily or as  necessary)

     Information on changing settlement and custody conditions
     in   markets  where State Street  offers  custodial
     services. Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street's clients.

Foreign Custody Advisories
(as  necessary)

     For those markets where State Street offers custodial services that exhibit special risks or infrastructures impacting custody, State Street issues market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Material  Change  Notices
 (presently  on  a  quarterly
  basis or as  otherwise  necessary)

     Informational  letters  and  accompanying   materials
     confirming   State  Street's  foreign  custody
     arrangements, including a summary of material changes with Foreign Sub-Custodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign Securities Depositories.

                                   SCHEDULE D
                                       TO
                               CUSTODIAN AGREEMENT


SPECIAL SUB-CUSTODIANS

None

             REMOTE ACCESS SERVICES ADDENDUM TO CUSTODIAN AGREEMENT


         ADDENDUM to that certain Custodian Agreement dated as of May 16, 2003 (the "Custodian Agreement") between Evergreen Managed Income Fund (the "Customer") and State Street Bank and Trust Company, including its subsidiaries and affiliates ("State Street").


         State Street has developed and utilizes proprietary accounting and other systems in conjunction with the custodian services which State Street provides to the Customer. In this regard, State Street maintains certain information in databases under its control and ownership which it makes available to its customers (the "Remote Access Services").

THE SERVICES

State Street agrees to provide the Customer, and its designated investment advisors, consultants or other third parties authorized by State Street ("Authorized Designees") with access to In~SightSM as described in Exhibit A or such other systems as may be offered from time to time (the "System") on a remote basis.

SECURITY PROCEDURES

The Customer agrees to comply, and to cause its Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the System and access to the Remote Access Services. The Customer agrees to advise State Street immediately in the event that it learns or has reason to believe that any person to whom it has given access to the System or the Remote Access Services has violated or intends to violate the terms of this Addendum and the Customer will cooperate with State Street in seeking injunctive or other equitable relief. The Customer agrees to discontinue use of the System and Remote Access Services, if requested, for any security reasons cited by State Street.

FEES

Fees and charges for the use of the System and the Remote Access Services and related payment terms shall be as set forth in the custody fee schedule in effect from time to time between the parties. The Customer shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

Proprietary Information/Injunctive Relief

The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know- how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to the Customer by State Street as part of the Remote Access Services and through the use of the System and all copyrights, patents, trade secrets and other proprietary rights of State Street related thereto are the exclusive, valuable and confidential property of State Street and its relevant licensors (the "Proprietary Information"). The Customer agrees on behalf of itself and its Authorized Designees to keep the Proprietary Information confidential and to limit access to its employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

The Customer agrees to use the Remote Access Services only in connection with the proper purposes of this Addendum. The Customer will not, and will cause its employees and Authorized Designees not to, (i) permit any third party to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street's databases, including data from third party sources, available through use of the System or the Remote Access Services, to be published, redistributed or retransmitted for other than use for or on behalf of the Customer, as State Street's customer.

The Customer agrees that neither it nor its Authorized Designees will modify the System in any way; enhance or otherwise create derivative works based upon the System, nor will your or your Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

The Customer acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street inadequately compensable in damages at law and that State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

Limited Warranties

State Street represents and warrants that it is the owner of and has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology including, but not limited to, the use of the Internet, and the necessity of relying upon third party sources, and data and pricing information obtained from third parties, the System and Remote Access Services are provided "AS IS", and the Customer and its Authorized Designees shall be solely responsible for the investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors will not be liable to the Customer or its Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall either party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party's control.

State Street will take reasonable steps to ensure that its products (and those of its third-party suppliers) reflect the available state of the art technology to offer products that are Year 2000 compliant, including, but not limited to, century recognition of dates, calculations that correctly compute same century and multi century formulas and date values, and interface values that reflect the date issues arising between now and December 31, 2099, and if any changes are required, State Street will make the changes to its products at no cost to you and in a commercially reasonable time frame and will require third-party suppliers to do likewise. The Customer will do likewise for its systems.

EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET, FOR ITSELF AND ITS RELEVANT LICENSORS, EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Infringement

State Street will defend or, at our option, settle any claim or action brought against the Customer to the extent that it is based upon an assertion that access to the System or use of the Remote Access Services by the Customer under this Addendum constitutes direct infringement of any patent or copyright or misappropriation of a trade secret, provided that the Customer notifies State Street promptly in writing of any such claim or proceeding and cooperates with State Street in the defense of such claim or proceeding. Should the System or the Remote Access Services or any part thereof become, or in State Street's opinion be likely to become, the subject of a claim of infringement or the like under any applicable patent or copyright or trade secret laws, State Street shall have the right, at State Street's sole option, to (i) procure for the Customer the right to continue using the System or the Remote Access Services,
(ii) replace or modify the System or the Remote Access Services so that the System or the Remote Access Services becomes noninfringing, or (iii) terminate this Addendum without further obligation.

Termination

Either party to the Custodian Agreement may terminate this Addendum (i) for any reason by giving the other party at least one-hundred and eighty (180) days prior written notice in the case of notice of termination by State Street to the Customer or thirty (30) days notice in the case of notice from the Customer to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination. This Addendum shall in any event terminate within ninety (90) days after the termination of the Custodian Agreement. In the event of termination, the Customer will return to State Street all copies of documentation and other confidential information in its possession or in the possession of its Authorized Designees. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

Miscellaneous

This Addendum and the exhibit hereto constitute the entire understanding of the parties to the Custodian Agreement with respect to access to the System and the Remote Access Services. This Addendum cannot be modified or altered except in a writing duly executed by each of State Street and the Customer and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

By its execution of the Custodian Agreement, the Customer (a) confirms to State Street that it informs all Authorized Designees of the terms of this Addendum;
(b) accepts responsibility for its and its Authorized Designees' compliance with the terms of this Addendum; and (c) indemnifies and holds State Street harmless from and against any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities arising from any failure of the Customer or any of its Authorized Designees to abide by the terms of this Addendum.

                                    EXHIBIT A
                                       to

             REMOTE ACCESS SERVICES ADDENDUM TO CUSTODIAN AGREEMENT



                                   IN~SIGHT SM
                           System Product Description

In~SightSM provides bilateral information delivery, interoperability, and on-line access to State Street. In~SightSM allows users a single point of entry into State Street's diverse systems and applications. Reports and data from systems such as Investment Policy MonitorSM, Multicurrency HorizonSM, Securities Lending, Performance & Analytics and Electronic Trade Delivery can be accessed through In~SightSM. This Internet-enabled application is designed to run from a Web browser and perform across low-speed data lines or corporate high-speed backbones. In~SightSM also offers users a flexible toolset, including an ad-hoc query function, a custom graphics package, a report designer, and a scheduling capability. Data and reports offered through In~SightSM will continue to increase in direct proportion with the customer roll out, as it is viewed as the information delivery system will grow with State Street's customers.

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                             FUNDS TRANSFER ADDENDUM

OPERATING GUIDELINES


1. Obligation of the Sender: State Street is authorized to promptly debit Client's account(s) upon the receipt of a payment order in compliance with the selected Security Procedure chosen for funds transfer and in the amount of money that State Street has been instructed to transfer. State Street shall execute payment orders in compliance with the Security Procedure and with the Client's instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after this time will be deemed to have been received on the next business day.

2. Security Procedure: The Client acknowledges that the Security Procedure it has designated on the Selection Form was selected by the Client from Security Procedures offered by State Street. The Client agrees that the Security Procedures are reasonable and adequate for its wire transfer transactions and agrees to be bound by any payment orders, amendments and cancellations, whether or not authorized, issued in its name and accepted by State Street after being confirmed by any of the selected Security Procedures. The Client also agrees to be bound by any other valid and authorized payment order accepted by State Street. The Client shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated in writing to State Street. The Client must notify State Street immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Client's authorized personnel. State Street shall verify the authenticity of all instructions according to the Security Procedure.

3. Account Numbers: State Street shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern. Financial institutions that receive payment orders initiated by State Street at the instruction of the Client may also process payment orders on the basis of account numbers, regardless of any name included in the payment order. State Street will also rely on any financial institution identification numbers included in any payment order, regardless of any financial institution name included in the payment order.

4. Rejection: State Street reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of State Street's receipt of such payment order; (b) if initiating such payment order would cause State Street, in State Street's sole judgment, to exceed any volume, aggregate dollar, network, time, credit or similar limits upon wire transfers which are applicable to State Street; or (c) if State Street, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5. Cancellation or Amendment: State Street shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording State Street reasonable opportunity to act. However, State Street assumes no liability if the request for amendment or cancellation cannot be satisfied.

6. Errors: State Street shall assume no responsibility for failure to detect any erroneous payment order provided that State Street complies with the payment order instructions as received and State Street complies with the Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7. Interest and Liability Limits: State Street shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless State Street is notified of the unauthorized payment order within thirty (30) days of notification by State Street of the acceptance of such payment order. In no event shall State Street be liable for special, indirect or consequential damages, even if advised of the possibility of such damages and even for failure to execute a payment order.

8. Automated Clearing House ("ACH") Credit Entries/Provisional Payments: When a Client initiates or receives ACH credit and debit entries pursuant to these Guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, State Street will act as an Originating Depository Financial Institution and/or Receiving Depository Institution, as the case may be, with respect to such entries. Credits given by State Street with respect to an ACH credit entry are provisional until State Street receives final settlement for such entry from the Federal Reserve Bank. If State Street does not receive such final settlement, the Client agrees that State Street shall receive a refund of the amount credited to the Client in connection with such entry, and the party making payment to the Client via such entry shall not be deemed to have paid the amount of the entry.

9. Confirmation Statements: Confirmation of State Street's execution of payment orders shall ordinarily be provided within 24 hours. Notice may be delivered through State Street's proprietary information systems, such as, but not limited to Horizon and GlobalQuest(R), account statements, advices, or by facsimile or callback. The Client must report any objections to the execution of a payment order within 30 days.

10. Liability on Foreign Accounts: State Street shall not be required to repay any deposit made at a non-U.S. branch of State Street, or any deposit made with State Street and denominated in a non-U.S. dollar currency, if repayment of such deposit or the use of assets denominated in the non-U.S. dollar currency is prevented, prohibited or otherwise blocked due to: (a) an act of war, insurrection or civil strife; (b) any action by a non-U.S. government or instrumentality or authority asserting governmental, military or police power of any kind, whether such authority be recognized as a defacto or a dejure government, or by any entity, political or revolutionary movement or otherwise that usurps, supervenes or otherwise materially impairs the normal operation of civil authority; or(c) the closure of a non-U.S. branch of State Street in order to prevent, in the reasonable judgment of State Street, harm to the employees or property of State Street. The obligation to repay any such deposit shall not be transferred to and may not be enforced against any other branch of State Street.

The foregoing provisions constitute the disclosure required by Massachusetts General Laws, Chapter 167D, Section 36.

While State Street is not obligated to repay any deposit made at a non-U.S. branch or any deposit denominated in a non-U.S. currency during the period in which its repayment has been prevented, prohibited or otherwise blocked, State Street will repay such deposit when and if all circumstances preventing, prohibiting or otherwise blocking repayment cease to exist.

11. MISCELLANEOUS: State Street and the Client agree to cooperate to attempt to recover any funds erroneously paid to the wrong party or parties, regardless of any fault of State Street or the Client, but the party responsible for the erroneous payment shall bear all costs and expenses incurred in trying to effect such recovery. These Guidelines may not be amended except by a written agreement signed by the parties.

Security Procedure(s) Selection Form

Please select one or more of the funds transfer security procedures indicated below.

[ ]SWIFT
SWIFT (Society for Worldwide Interbank Financial Telecommunication) is a cooperative society owned and operated by member financial institutions that provides telecommunication services for its membership. Participation is limited to securities brokers and dealers, clearing and depository institutions, recognized exchanges for securities, and investment management institutions. SWIFT provides a number of security features through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidentiality and fraudulent changes to messages. SWIFT is considered to be one of the most secure and efficient networks for the delivery of funds transfer instructions. Selection of this security procedure would be most appropriate for existing SWIFT members.

[ ]Standing Instructions
Standing Instructions may be used where funds are transferred to a broker on the Client's established list of brokers with which it engages in foreign exchange transactions. Only the date, the currency and the currency amount are variable. In order to establish this procedure, State Street will send to the Client a list of the brokers that State Street has determined are used by the Client. The Client will confirm the list in writing, and State Street will verify the written confirmation by telephone. Standing Instructions will be subject to a mutually agreed upon limit. If the payment order exceeds the established limit, the Standing Instruction will be confirmed by telephone prior to execution.

[ ]Remote Batch Transmission
Wire transfer instructions are delivered via Computer-to-Computer (CPU-CPU) data communications between the Client and State Street. Security procedures include encryption and or the use of a test key by those individuals authorized as Automated Batch Verifiers.
Clients selecting this option should have an existing facility for completing CPU-CPU transmissions. This delivery mechanism is typically used for high-volume business.

[ ]Global Horizon Interchangesm Funds Transfer Service
Global Horizon Interchange Funds Transfer Service (FTS) is a State Street proprietary microcomputer-based wire initiation system. FTS enables Clients to electronically transmit authenticated Fedwire, CHIPS or internal book transfer instructions to State Street. This delivery mechanism is most appropriate for Clients with a low-to-medium number of transactions (5-75 per day), allowing Clients to enter, batch, and review wire transfer instructions on their PC prior to release to State Street.

[ ]Telephone Confirmation (Callback)
Telephone confirmation will be used to verify all non-repetitive funds transfer instructions received via untested facsimile or phone. This procedure requires Clients to designate individuals as authorized initiators and authorized verifiers. State Street will verify that the instruction contains the signature of an authorized person and prior to execution, will contact someone other than the originator at the Client's location to authenticate the instruction. Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures.

[ ]Repetitive Wires
For situations where funds are transferred periodically (minimum of one instruction per calendar quarter) from an existing authorized account to the same payee (destination bank and account number) and only the date and currency amount are variable, a repetitive wire may be implemented. Repetitive wires will be subject to a mutually agreed upon limit. If the payment order exceeds the established limit, the instruction will be confirmed by telephone prior to execution. Telephone confirmation is used to establish this process. Repetitive wire instructions must be reconfirmed annually.
This alternative is recommended whenever funds are frequently transferred between the same two accounts.

[ ]Transfers Initiated by Facsimile
The Client faxes wire transfer instructions directly to State Street Mutual Fund Services. Standard security procedure requires the use of a random number test key for all transfers. Every six months the Client receives test key logs from State Street. The test key contains alpha-numeric characters, which the Client puts on each document faxed to State Street. This procedure ensures all wire instructions received via fax are authorized by the Client.
We provide this option for Clients who wish to batch wire instructions and transmit these as a group to State Street Mutual Fund Services once or several times a day.



[ ]Automated Clearing House (ACH)
State Street receives an automated transmission or a magnetic tape from a Client for the initiation of payment (credit) or collection (debit) transactions through the ACH network. The transactions contained on each transmission or tape must be authenticated by the Client. Clients using ACH must select one or more of the following delivery options:

[ ]Global Horizon Interchange Automated Clearing House Service
Transactions are created on a microcomputer, assembled into batches and delivered to State Street via fully authenticated electronic transmissions in standard NACHA formats.

[ ]Transmission from Client PC to State Street Mainframe with Telephone Callback

[ ]Transmission from Client Mainframe to State Street Mainframe with Telephone
 Callback

[ ]Transmission from DST Systems to State Street Mainframe with Encryption

[ ]Magnetic Tape Delivered to State Street with Telephone Callback



State Street is hereby instructed to accept funds transfer instructions only via the delivery methods and security procedures indicated. The selected delivery methods and security procedure(s) will be effective __________________ for payment orders initiated by our organization.



Key Contact Information

Whom shall we contact to implement your selection(s)?

Client operations contact                         Alternate Contact

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                  Name                                   Name

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                  Address                                Address

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                  City/State/Zip Code                    City/State/Zip Code

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                  Telephone Number                       Telephone Number

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                  Facsimile Number                       Facsimile Number

------------------------------------
                  SWIFT Number

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                  Telex Number

INSTRUCTION(S)

TELEPHONE CONFIRMATION

Fund:  Evergreen Managed Income Fund
Investment Adviser:  Evergreen Investment Management Company, LLC
Investment Sub-Adviser:  First International Advisors, LLC d/b/a Evergreen
                         International Advisors

Authorized Initiators
    Please Type or Print

Please provide a listing of Fund officers or other individuals who are currently authorized to initiate wire transfer instructions to State Street:

NAME                TITLE (Specify whether position       SPECIMEN SIGNATURE
                    is with Fund or Investment
                    Adviser)

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Authorized Verifiers
    Please Type or Print


Please provide a listing of Fund officers or other individuals who will be CALLED BACK to verify the initiation of repetitive wires of $10 million or more and all non-repetitive wire instructions:


NAME                CALLBACK PHONE NUMBER            DOLLAR LIMITATION (IF ANY)


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